Exhibit 13.2

Certification by Chief Financial Officer Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

May 15, 2014

The certification set forth below is being submitted to the Securities and Exchange Commission in connection with the Annual Report on Form 20-F for the year ended December 31, 2013 (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

I, Frank Feng, Chief Financial Officer of Ku6 Media Co., Ltd., certify that, to the best of my knowledge:

1.             the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.             the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Ku6 Media Co., Ltd.

This certification has not been, and shall not be, deemed “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Exchange Act or otherwise subject to the liability of that section.

By:	/s/ Frank Feng
	Name:	Frank Feng
	Title:	Chief Financial Officer